EXHIBIT 1

JOINT FILING AGREEMENT

Each of the undersigned hereby agrees that this statement on Schedule 13D is being filed with the Securities and Exchange Commission on behalf of each of the undersigned pursuant to Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended.

Dated: September 28, 2012

Glencore AG

By:	/s/ Andreas Hubmann

Name:	Andreas Hubmann

Title:	Director

By:	/s/ Stefan Peter

Name:	Stefan Peter

Title:	Officer

Glencore International AG

By:	/s/ Andreas Hubmann

Name:	Andreas Hubmann

Title:	Director

By:	/s/ Gerda Schwindt

Name:	Gerda Schwindt

Title:	Officer

Glencore International plc

By:	/s/ Steven Kalmin

Name:	Steven Kalmin

Title:	Director

Sopak AG

By:	/s/ Andreas Hubmann

Name:	Andreas Hubmann

Title:	Chairman

By:	/s/ Stefan Peter

Name:	Stefan Peter

Title:	Member